UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2020

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

SYNNEX Corporation held an Annual Meeting of Stockholders on March 17, 2020, at which the following occurred:

Proposal 1: Election of twelve directors to hold office until the 2021 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Kevin Murai	44,996,297	409,515	3,058,481
Dwight Steffensen	44,625,343	780,469	3,058,481
Dennis Polk	45,110,333	295,479	3,058,481
Fred Breidenbach	44,961,912	443,900	3,058,481
Laurie Simon Hodrick	45,309,101	96,711	3,058,481
Hau Lee	45,148,089	257,723	3,058,481
Matthew Miau	29,123,188	16,282,624	3,058,481
Gregory Quesnel	44,647,447	758,365	3,058,481
Ann Vezina	45,349,833	55,979	3,058,481
Thomas Wurster	45,182,568	223,244	3,058,481
Duane Zitzner	44,894,909	510,903	3,058,481
Andrea Zulberti	45,327,575	78,237	3,058,481

Proposal 2: The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,351,633	989,388	64,787	3,058,485

Proposal 3: The vote on a proposal to approve the SYNNEX 2020 Stock Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,814,082	2,554,397	37,331	3,058,483

Proposal 4: The vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
48,081,132	337,769	45,392

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

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